EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Marc Musgrove	Laura Graves
Cisco	Cisco
+1 (408) 525-6320	+1 (408) 526-6521
mmusgrov@cisco.com	lagraves@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

•	Q1 Net Sales: $10.3 billion (increase of 8% year over year)

•	Q1 Net Income: $2.2 billion GAAP; $2.5 billion non-GAAP

•	Q1 Earnings per Share: $0.37 GAAP (increase of 6% year over year); $0.42 non-GAAP (increase of 5% year over year)

•	Total Cash, Cash Equivalents and Investments: $26.8 billion

SAN JOSE, Calif. – November 5, 2008 – Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its first quarter results for the period ended October 25, 2008. Cisco reported first quarter net sales of $10.3 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.2 billion or $0.37 per share, and non-GAAP net income of $2.5 billion or $0.42 per share.

“Cisco delivered solid revenue and earnings growth in what is clearly a very challenging global economy,” said John Chambers, chairman and CEO, Cisco. “Our strategy and focus for managing the business through this market transition is clear - we will manage and prioritize our resources, invest in innovation, and build even stronger relationships with our customers to help enable their success.”

Chambers continued, “The essential role that the network plays in driving business productivity and competitive advantage is more relevant than ever in this current macroeconomic environment. Just as we helped our customers tap the productivity and competitive advantages afforded by the first wave of the Internet, once again we are leading the transition in this second wave to create new business models built for speed, scale, flexibility and productivity, enabled by the network.”

GAAP Results
	Q1 2009	Q1 2008	Vs. Q1 2008
Net Sales	$10.3 billion	$9.6 billion	+8.1%
Net Income	$2.2 billion	$2.2 billion	-0.2%
Earnings per Share	$0.37	$0.35	+5.7%

Non-GAAP Results
	Q1 2009	Q1 2008	Vs. Q1 2008
Net Income	$2.5 billion	$2.5 billion	-0.2%
Earnings per Share	$0.42	$0.40	+5.0%

As previously disclosed, a tax benefit of $162 million or approximately $0.03 per share relating to a settlement of certain U.S. income tax matters was included in both the GAAP and non-GAAP results for the first quarter of the prior fiscal year. A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table on page 6.

Cisco will discuss first quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Other Financial Highlights

•

Cash flows from operations were $2.7 billion for the first quarter of fiscal 2009, compared with $3.1 billion for the first quarter of fiscal 2008, and compared with $3.5 billion for the fourth quarter of fiscal 2008.

•	Cash and cash equivalents and investments were $26.8 billion at the end of the first quarter of fiscal 2009, compared with $26.2 billion at the end of fiscal 2008.

•

During the first quarter of fiscal 2009, Cisco repurchased 46 million shares of common stock at an average price of $21.95 per share for an aggregate purchase price of $1.0 billion. As of October 25, 2008, Cisco had repurchased and retired 2.6 billion shares of Cisco common stock at an average price of $20.62 per share for an aggregate purchase price of approximately $54.6 billion since the inception of the stock repurchase program. The remaining authorized repurchase amount as of October 25, 2008 was $7.4 billion with no termination date.

•

Days sales outstanding in accounts receivable (DSO) at the end of the first quarter of fiscal 2009 were 29 days, compared with 34 days at the end of the fourth quarter of fiscal 2008, and compared with 33 days at the end of the first quarter of fiscal 2008.

•

Inventory turns on a GAAP basis were 11.9 in the first quarter of fiscal 2009, compared with 11.9 in the fourth quarter of fiscal 2008, and compared with 10.4 in the first quarter of fiscal 2008. Non-GAAP inventory turns were 11.6 in the first quarter of fiscal 2009, compared with 11.6 in the fourth quarter of fiscal 2008, and compared with 10.1 in the first quarter of fiscal 2008.

“Cisco’s solid financial performance this quarter reflected our ability to maintain profitability during a period of uncertainty,” said Frank Calderoni, chief financial officer, Cisco. “With a focus on making calculated investments in strategic areas, continued prudent expense management, and a historical strength of effectively managing our financial position, we believe Cisco is well positioned to manage our business model going forward.”

Select Business Highlights

•	Announced the winner of the global Cisco I-Prize innovation competition designed to help identify a major new business opportunity for Cisco.

•	Launched a branch of the Global Talent Acceleration Program (GTAP) in India, while the first cohort of GTAP students from Middle East and North Africa Levant graduated with flying colors.

•

Evolved Cisco’s small and medium-sized business (SMB) go-to-market strategy by incorporating the Linksys® Small-Business Channel Partner Program services and assets into the award-winning Cisco® Channel Partner Program.

Acquisitions and Investments

•	In South Africa, Cisco announced a USD $27 million investment in the Cisco Innovation Hub Technology Centre.

•

Announced Cisco’s intent to acquire Denver-based Jabber, Inc., a provider of presence and messaging software. Jabber is expected to enhance the existing presence and messaging functions of Cisco’s collaboration portfolio.

•

Completed the acquisition of Mountain View, Calif.-based PostPath, Inc., a provider of innovative email and calendaring software. PostPath is expected to enhance the existing email and calendaring capabilities of the Cisco WebEx® Connect collaboration platform.

•

Completed the acquisition of Seattle-based Pure Networks, Inc., a leader in home-networking-management software and tools. Pure Networks’ solutions are designed to allow users to easily set up and manage a home network and connect a range of devices, applications and services.

New Products

•

A new collaboration portfolio that consists of Cisco Unified Communications, Cisco TelePresence™ systems and a new Web 2.0 application platform, to help enable people to connect, communicate and collaborate from any application, device and workspace.

•

The Cisco Nexus™ 1000V distributed virtual software switch designed to simplify the operations of both physical and virtual networking infrastructures, which is expected to be an integrated option in VMware Infrastructure.

•	Cisco Virtual Office, a highly secure solution that is designed to allow businesses to extend their enterprises by “bringing the office” to employees who regularly work in remote settings.

•	Network Magic 5.0, a suite of network management software designed to allow consumers to easily set up, manage, and secure their networks.

•	Cisco launched eco-friendlier packaging and announced that it has received the ENERGY STAR certification for its power adapters that are included in more than 30 of its Linksys by Cisco products.

Select Customer Announcements

•	NBC delivered coverage of the 2008 Beijing Olympic Games by providing the Olympic experience on an anywhere, anyplace and anytime basis to multiple delivery platforms with Cisco IP video technology.

•

BT announced the availability of BT Global Video Exchange, a service that enables Cisco TelePresence connections between companies. With this new service, companies can now connect to external business partners that have Cisco TelePresence systems.

•	Amtrak deployed Cisco IP-based video surveillance to help protect maintenance facilities.

•	HSBC opened Cisco TelePresence rooms for an ‘in-person’ experience at six worldwide locations: London, Chicago, Hong Kong, Mexico City, New York and Dubai.

•	Thailand’s TT&T is deploying the first Cisco WiMAX network in Asia Pacific, at Mae Fah Luang University.

•	Procter & Gamble deployed Cisco TelePresence systems across Latin America to reduce employee travel and increase collaboration.

•

Residents of Russia’s eastern region of Khabarovsk are to have access to high-definition digital TV, video on demand and other multimedia services with service provider Redcom through a metro multiservice transport network based on Cisco technology.

•	Mobile operator Kyivstar in Ukraine upgraded its optical backbone network with Cisco's dense wavelength-division multiplexing solution.

•	Cisco TelePresence systems now support the next-generation network (NGN) commercial services of Japan’s Nippon Telegraph and Telephone East Corp. and Nippon Telegraph and Telephone West Corp.

•	Verizon is teaming with Cisco to offer new productivity-enhancing managed services using the Cisco collaboration portfolio.

Editor’s Note:

•

Q1 FY 2009 conference call to discuss Cisco’s results along with its business outlook will be held at 1:30 p.m. Pacific Time, Wednesday, November 5, 2008. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, November 5, 2008 to 4:30 p.m. Pacific Time, November 12, 2008 at 866-357-4205 (United States) or 203-369-0122 (international). The replay also will be available via webcast from November 5, 2008 through January 16, 2009 on the Cisco Investor Relations website at http://www.cisco.com/go/investors.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 5, 2008. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s Chairman and CEO John Chambers and CFO Frank Calderoni about Q1 FY 2009 results will be available at http://newsroom.cisco.com.

•	To view a video of Cisco’s CFO discussing Q1 FY2009 results, visit Cisco’s blog site, The Platform, at http://blogs.cisco.com

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our strategy and focus for managing the business, our leadership in the transition in the second wave of the Internet, our focus on making calculated investments in strategic areas, our continued prudent expense management, and our positioning to manage our business model going forward) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in our product and service markets; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K filed on September 15, 2008, as it may be amended from time to time. Cisco’s results of operations for the three months ended October 25, 2008 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, shares used in non-GAAP net income per share calculation and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and shares used in non-GAAP net income per share calculation, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include employee share-based compensation expense, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of acquisition-related intangible assets, significant gains and losses on publicly traded equity securities, the income tax effects of the foregoing, tax effects of post-acquisition integration of intangible assets from significant acquisitions, and significant effects of retroactive tax legislation. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright ©2008 Cisco Systems, Inc. All rights reserved. Cisco, the Cisco logo, Cisco Nexus, Cisco TelePresence, Cisco Systems, Linksys, WebEx and WebEx Connect are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 25, 2008	October 27, 2007
NET SALES:

Product	$8,635	$8,015
Service	1,696	1,539

Total net sales	10,331	9,554

COST OF SALES:
Product	2,981	2,830
Service	669	584

Total cost of sales	3,650	3,414

GROSS MARGIN	6,681	6,140

OPERATING EXPENSES:

Research and development	1,406	1,232
Sales and marketing	2,283	2,078
General and administrative	395	342
Amortization of purchased intangible assets	112	117
In-process research and development	3	3

Total operating expenses	4,199	3,772

OPERATING INCOME	2,482	2,368

Interest income, net	195	223
Other income (loss), net	(72)	31

Interest and other income (loss), net	123	254

INCOME BEFORE PROVISION FOR INCOME TAXES	2,605	2,622
Provision for income taxes	404	417

NET INCOME	$2,201	$2,205

Net income per share:
Basic	$0.37	$0.36

Diluted	$0.37	$0.35

Shares used in per-share calculation:
Basic	5,881	6,087

Diluted	5,972	6,330

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 25, 2008	October 27, 2007
GAAP net income	$2,201	$2,205

Employee share-based compensation expense	282	226
Payroll tax on stock option exercises	1	11
Compensation expense related to acquisitions and investments	144	39
In-process research and development	3	3
Amortization of acquisition-related intangible assets	166	178

Total adjustments to GAAP income before provision for income taxes	596	457

Income tax effect	(194)	(160)
Effect of retroactive tax legislation (1)	(106)	—

Total adjustments to GAAP provision for income taxes	(300)	(160)

Non-GAAP net income	$2,497	$2,502

Diluted net income per share:
GAAP	$0.37	$0.35

Non-GAAP	$0.42	$0.40

Shares used in diluted net income per share calculation:
GAAP	5,972	6,330

Non-GAAP	5,979	6,317

(1)	In the first quarter of fiscal 2009, the Tax Extenders and Alternative Minimum Tax Relief Act of 2008 reinstated the U.S. federal R&D tax credit, retroactive to January 1, 2008. GAAP net income for the first quarter 2009 included a $106 million tax benefit related to fiscal 2008 R&D expenses. Non-GAAP net income for the first quarter of fiscal 2009 excluded the $106 million tax benefit related to fiscal 2008 R&D expenses.

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 10.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 25, 2008	July 26, 2008
ASSETS
Current assets:
Cash and cash equivalents	$4,197	$5,191
Investments	22,566	21,044
Accounts receivable, net of allowance for doubtful accounts of $191 at October 25, 2008 and $177 at July 26, 2008	3,278	3,821
Inventories	1,209	1,235
Deferred tax assets	2,071	2,075
Prepaid expenses and other current assets	2,341	2,333

Total current assets	35,662	35,699

Property and equipment, net	4,181	4,151
Goodwill	12,554	12,392
Purchased intangible assets, net	1,976	2,089
Other assets	4,514	4,403

TOTAL ASSETS	$58,887	$58,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$500	$500
Accounts payable	804	869
Income taxes payable	101	107
Accrued compensation	2,100	2,428
Deferred revenue	6,276	6,197
Other current liabilities	3,767	3,757

Total current liabilities	13,548	13,858

Long-term debt	6,371	6,393
Income taxes payable	659	749
Deferred revenue	2,568	2,663
Other long-term liabilities	682	669

Total liabilities	23,828	24,332

Minority interest	24	49

Shareholders’ equity	35,035	34,353

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$58,887	$58,734

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 25, 2008	October 27, 2007
Cash flows from operating activities:
Net income	$2,201	$2,205
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	393	421
Employee share-based compensation expense	282	226
Share-based compensation expense related to acquisitions and investments	22	24
Provision for doubtful accounts	17	18
Deferred income taxes	26	(491)
Excess tax benefits from share-based compensation	(17)	(252)
In-process research and development	3	3
Net losses (gains) and impairment charges on investments	70	(54)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	453	554
Inventories	8	7
Lease receivables, net	(65)	(127)
Accounts payable	(35)	32
Income taxes payable and receivable	(83)	394
Accrued compensation	(197)	(99)
Deferred revenue	(2)	70
Other assets	(405)	81
Other liabilities	47	77

Net cash provided by operating activities	2,718	3,089

Cash flows from investing activities:
Purchases of investments	(12,461)	(4,360)
Proceeds from sales and maturities of investments	10,342	3,526
Acquisition of property and equipment	(361)	(296)
Acquisition of businesses, net of cash and cash equivalents acquired	(288)	(45)
Change in investments in privately held companies	(11)	(20)
Other	(60)	(65)

Net cash used in investing activities	(2,839)	(1,260)

Cash flows from financing activities:
Issuance of common stock	224	1,539
Repurchase of common stock	(1,002)	(2,993)
Excess tax benefits from share-based compensation	17	252
Other	(112)	58

Net cash used in financing activities	(873)	(1,144)

Net (decrease) increase in cash and cash equivalents	(994)	685
Cash and cash equivalents, beginning of period	5,191	3,728

Cash and cash equivalents, end of period	$4,197	$4,413

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 25, 2008	July 26, 2008
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$4,197	$5,191
Fixed income securities	21,849	19,869
Publicly traded equity securities	717	1,175

Total	$26,763	$26,235

INVENTORIES
Raw materials	$144	$111
Work in process	65	53
Finished goods:
Distributor inventory and deferred cost of sales	445	452
Manufactured finished goods	331	381

Total finished goods	776	833
Service-related spares	179	191
Demonstration systems	45	47

Total	$1,209	$1,235

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$4,438	$4,445
Computer equipment and related software	1,775	1,770
Production, engineering, and other equipment	4,884	4,839
Operating lease assets	205	209
Furniture and fixtures	446	439

	11,748	11,702
Less accumulated depreciation and amortization	(7,567)	(7,551)

Total	$4,181	$4,151

OTHER ASSETS
Deferred tax assets	$1,886	$1,770
Investments in privately held companies	703	706
Lease receivables, net (1)	842	862
Financed service contracts (2)	612	588
Other	471	477

Total	$4,514	$4,403

DEFERRED REVENUE
Service	$5,955	$6,133
Product
Unrecognized revenue on product shipments and other deferred revenue	2,212	2,152
Cash receipts related to unrecognized revenue from two-tier distributors	677	575

Total product deferred revenue	2,889	2,727

Total	$8,844	$8,860

Reported as:
Current	$6,276	$6,197
Noncurrent	2,568	2,663

Total	$8,844	$8,860

Note:

(1)	The current portion of lease receivables, net, which was $539 million and $554 million as of October 25, 2008 and July 26, 2008, respectively, is recorded in prepaid expenses and other current assets.
(2)	The current portion of financed service contracts, which was $766 million and $730 million as of October 25, 2008 and July 26, 2008, respectively, is recorded in prepaid expenses and other current assets. These financed service contracts primarily relate to technical support services, and the associated revenue is deferred and recognized ratably over the period during which the services are to be performed, which is typically from one to three years.

SUMMARY OF EMPLOYEE SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended
	October 25, 2008	October 27, 2007
Cost of sales—product	$11	$9
Cost of sales—service	31	23

Employee share-based compensation expense in cost of sales	42	32

Research and development	82	65
Sales and marketing	113	99
General and administrative	45	30

Employee share-based compensation expense in operating expenses	240	194

Total employee share-based compensation expense	$282	$226

The income tax benefit for employee share-based compensation expense was $77 million and $74 million for the first quarter of fiscal 2009 and fiscal 2008, respectively.

RECONCILIATION OF SHARES USED IN THE GAAP AND NON-GAAP

DILUTED NET INCOME PER SHARE CALCULATION

(In millions)

	Three Months Ended
	October 25, 2008	October 27, 2007
Shares used in diluted net income per share calculation—GAAP	5,972	6,330
Effect of SFAS 123(R)	7	(13)

Shares used in diluted net income per share calculation—Non-GAAP	5,979	6,317

RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES

USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	October 25, 2008	July 26, 2008	October 27, 2007
GAAP cost of sales	$3,650	$3,733	$3,414
Employee share-based compensation expense	(42)	(38)	(32)
Amortization of acquisition-related intangible assets	(54)	(54)	(61)

Non-GAAP cost of sales	$3,554	$3,641	$3,321